UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 THE MEDICAL EXCHANGE INC.
(Exact name of registrant as specified in its charter)
Nevada	8071	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1332 8th Street, Saskatoon, Saskatchewan, Canada S7N 0S9 (306) 880 1677
(Address and telephone number of registrant's principal executive offices)
The Corporate Trust Company of Nevada 6100 Neil Road, Suite 500, Reno, Nevada 89511 Telephone: (775) 668-3061
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	1,662,500	$0.02(2)	$33,250	$4.21
Total Registration Fee				$4.21

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

Subject to Completion
_____, 2005

THE MEDICAL EXCHANGE INC.
A NEVADA CORPORATION

1,662,500 SHARES OF COMMON STOCK OF THE MEDICAL EXCHANGE INC.
_________________________________

This prospectus relates to 1,662,500 shares of common stock of THE MEDICAL EXCHANGE INC., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	4
RISK FACTORS	5
RISKS RELATED TO OUR BUSINESS	5
We have had minimal revenues from operations and if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.	5
The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern as indicated in our independent auditors' report in connection with our audited financial statements.	6
We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.	6
Our likelihood of profit depends on our ability to develop and assemble transcription factor library. If we are unable to complete the development and assembly of transcription factor library successfully, our likelihood of profit will be limited severely.	7
If we encounter problems or delays in the research, development and assemble transcription factors, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.	7
We need to raise additional financing to support the research, development and assembly of our transcription factor library in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.	7
Even if we complete the development and assembly of transcription factor library successfully, we may encounter a lack of commercial acceptance of our transcription factors, which would impair the profitability of our business.	8
If we do not keep pace with our competitors and with market changes, our transcription factor library may become obsolete and our business may suffer.	8
We depend to a significant extent on certain key personnel, the loss of whom may materially and adversely affect our company.	8
Potential product liability claims could adversely affect our future earnings and financial condition.	8
All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	9
Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.	9
RISKS ASSOCIATED WITH OUR COMMON STOCK	9
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares	9
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.	9

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.	10
FORWARD-LOOKING STATEMENTS	10
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	11
THE OFFERING	11
DETERMINATION OF OFFERING PRICE	11
USE OF PROCEEDS	11
DILUTION	11
DIVIDEND POLICY	12
SELLING STOCKHOLDERS	12
PLAN OF DISTRIBUTION	14
TRANSFER AGENT AND REGISTRAR	16
LEGAL PROCEEDINGS	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
DESCRIPTION OF COMMON STOCK	18
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	19
INTEREST OF NAMED EXPERTS AND COUNSEL	19
EXPERTS	19
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	19
DESCRIPTION OF PROPERTY	19
DESCRIPTION OF BUSINESS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	27
NEW ACCOUNTING PRONOUNCEMENTS	29
APPLICATION OF CRITICAL ACCOUNTING POLICIES	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
EXECUTIVE COMPENSATION	32
REPORTS TO SECURITY HOLDERS	33
FINANCIAL STATEMENTS	33
WHERE YOU CAN FIND MORE INFORMATION	50

As used in this prospectus, the terms "we", "us", "our", and "Medical Exchange" mean THE MEDICAL EXCHANGE INC.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We are a development stage transcription factor development company. We were incorporated in the state of Nevada on January 23, 2004.

Our United States resident agent's office (The Corporation Trust Company of Nevada) is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our principal business and executive offices are located at 1332 8th Street, Saskatoon, Saskatchewan, Canada S7N 0S9. Our telephone number is 306.880.1677

We are a company engaging in the research, develop and assembly of transcription factor library. Transcription factors are specific DNA sequences that turn genes function on or off by controlling gene expression. We intend to engineer these transcription factors so that they can selectively bind to and regulate a target gene and so control gene expression and, as a result, cell function. We intend to improve these transcription factors to make them with more good function and less side effects so that we can sell or license the transcription factors which can be applied in the pharmaceutical industry, human therapeutics, DNA diagnostics and agricultural and industrial biotechnology.

We are a development stage company and have not generated any revenues. In order to fund our plan of operation, we anticipate that we will require an additional $39,000 to $59,000 through September 30, 2005.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended September 30, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,662,500 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.02 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 2,112,500 shares of our common stock issued and outstanding as at November 30, 2004.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from January 23, 2004 (date of inception) to June 30, 2004 and the unaudited financial statements for the period ending September 30, 2004, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operation" beginning on page 27 of this prospectus.

From January 23, 2004 (Date of Inception) to September 30, 2004(1)
Revenue	$-
Net Loss for the Period	$(23,229)
Loss Per Share - basic and diluted	$(0.01)
As at September 30, 2004
Working Capital (Deficiency)	$19,021
Total Assets	$25,106
Total Number of Issued Shares of Common Stock	2,112,500
Weighted Average Shares Outstanding	1,851,594
Deficit	$(23,229)
Total Stockholders' Equity (Deficit)	$19,021

(1) Our company was incorporated on January 23, 2004 and has not completed a full financial fiscal year.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following material risks. You could lose all or part of your investment due to any of these material risks.

RISKS RELATED TO OUR BUSINESS

We have had minimal revenues from operations and if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.

To date we have not generated any material revenues from operations and we have been dependent on sales of our equity securities to meet our cash requirements. We incurred a loss of $(23,229) for the period ended September 30, 2004. As of September 30, 2004, we had a working capital of $19,021. We do not expect positive cash flow from operations in the near term. In February of 2004, we received an aggregate of $42,250 gross proceeds from private placement financings in which we sold shares of our common stock. We have estimated that we will require between $39,000 and $59,000 to carry out our business plan for the twelve month period ending September 30, 2005. Because we cannot anticipate when we will be able to generate significant revenues, we will need to raise additional funds to continue to develop our transcription factor library. If we are not able to generate significant revenues from the sale or licensing of our transcription factor we will not be able to maintain our operations or achieve a profitable level of operations.

The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.

We are in the development stage and have not generated revenues since our inception on January 23, 2004. Since we are still in the early stages of developing our company and because of the lack of business operations, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without revenues for the foreseeable future. In February 2004, we raised $42,250through the sale of shares of our common stock. We estimate our average monthly operating expenses, to be approximately $4,000 each month. At this rate we will be able to maintain our operations at their present level until March 31, 2005 without generating significant revenues from our operations or incurring any non-operational expenses. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our transcription factor. If we cannot attract a significant number customers, we will not be able to general any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended June 30, 2004.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

We intend to spend a further $39,000 to $59,000 before September 30, 2005. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our products and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

We anticipate that the funds we have raised in the last private placements may be sufficient to satisfy our cash requirements for the balance of the year ended December 31, 2004, and for the first quarter of 2005. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

    we incur unexpected costs in developing our products or encounter any unexpected technical or other difficulties;
    we incur delays and additional expenses as a result of research and development failures;
    we are unable to create a substantial market for our products; or
    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plans for the development of our transcription factor library and ultimately achieving a profitable level of such operations.

We will depend almost exclusively on outside capital to pay for the continued development and marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our transcription factors library assembly and so may be forced to scale back or cease operations or discontinue our business.

Our likelihood of profit depends on our ability to develop and assemble transcription factor library. If we are unable to complete the development and assembly of transcription factor library successfully, our likelihood of profit will be limited severely

We are engaged in the business of developing and assemble our transcription factors library. The proposed function of transcription factors will ideally have a diverse range of commercial applications in various biotechnology industries. Our transcription factor library is in the development stage. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon our ability to develop and assemble transcription factor library, which will require significant additional research and development as well as substantial plant or animal trials, which may not be successful.

If we encounter problems or delays in the research, development and assembly of transcription factors, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.

Our transcription factors library is currently in the development stage and we anticipate that we will continue to incur operating expenses without significant revenues until we have successfully completed all necessary research. We, and any of our potential collaborators, may encounter problems and delays relating to research, development and assembly of our library. Our research and development programs may not be successful, and our transcription factors may not provide the expected results. Our transcription factors may not prove to be safe and efficacious. If any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issue and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue. Accordingly, we may be forced to discontinue or suspend our operations.

We need to raise additional financing to support the research, development and assembly of transcription factor library in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We raised net proceeds of $42,250 in a private placement of our securities which closed in February of 2004 to support the research, development and assembly of our transcription factor library. These funds are expected to fund operations until spring, 2005. (As of November 30, 2004, we have spent approximately $28,000.) Our ability to continue to research, development and assembly of our transcription factor library is dependent upon our ability to raise significant additional financing when needed. If we are unable to obtain such financing, we will not be able to fully research, develop and assemble our transcription factor library. Our future capital requirements will depend upon many factors, including:

    continued scientific progress in our research and development programs;
    costs and timing of conducting plant or animal trials;
    competing technological and market developments;
    our ability to establish additional collaborative relationships; and
    the facility expansions if and as required.

We have limited financial resources and to date, no cash flow from operations and we are dependent for funds on our ability to sell our common stock, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Any sale of our common stock in the future will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct the development of our transcription factor library, which might result in the loss of some or all of your investment in our common stock.

Even if we complete the development and assembly of transcription factor library successfully, we may encounter a lack of commercial acceptance of our transcription factors, which would impair the profitability of our business.

Our research and development efforts are primarily directed to market the transcription factors which can recognize and regulate gene expression and cell function. Our products may not be accepted by the marketplace as readily as these or other competing processes and methodologies. Additionally, our transcription factors may not be employed in all potential applications being investigated, and any reduction in applications would limit the market acceptance of our products and our potential revenues. As a result, we cannot be certain that our transcription factors will be adopted at a level that would allow us to operate profitably.

If we do not keep pace with our competitors and with market changes, our products may become obsolete and our business may suffer.

The market for our products is very competitive, is subject to rapid market changes. We believe that there are potentially many competitive approaches being pursued in competition to our products, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater financial and research and development resources, more product candidates and have developed product candidates and processes that directly compete with our products. Our competitors may have developed, or could in the future develop, new products that compete with our transcription factors or even render our transcription factors obsolete. Our products are designed to recognize and regulate gene expression and cell function. Even if we are able to demonstrate improved or equivalent results, researchers and practitioners may not use our products and we will suffer a competitive disadvantage. Finally, to the extent that others develop new products that address the targeted application for our transcription factors, our business will suffer.

We depend to a significant extent on certain key personnel, the loss of whom may materially and adversely affect our company.

Our success depends to a significant extent on the continued services of certain highly qualified scientific individuals, specifically our President, Zhiying Zhao and our Vice-President, Dr. Han Xiang Chen. Should we need to retain further qualified personnel, we face competition for such qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our President or Vice-President could have a material adverse effect on our operations or financial condition. In the event of the loss of services of our President or Vice-President, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

We also rely on trade secrets and unpatentable know-how that we will seek to protect, in part, by confidentiality agreements with our employees, consultants, suppliers and licensees. These agreements may be breached, and we might not have adequate remedies for any breach. If this were to occur, our business and competitive position would suffer.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of the transcription factors during research and development efforts, including future plant or animal trials and commercial application results in adverse affects. As a result, we may incur significant product liability exposure. We may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Because our officers, directors and principal shareholders control a substantial amount of our common stock, investors may have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 21.3% of issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders may effectively control the company, investors may not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 78.7% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,662,500 shares of common stock which were issued pursuant to several private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The selling stockholders will sell their shares of our common stock at $0.02 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The offering price of $0.02 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The common stock to be sold by the selling stockholders is the 1,662,500 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 1,662,500 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of November 30, 2004, and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.
Name of Selling Stockholder and Position, Office or Material Relationship with The Medical Exchange	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
MARTINS, MARIA	150,000	150,000	Nil	0%
BA MING	50,000	50,000	Nil	0%
CHEN MIN	50,000	50,000	Nil	0%
CHEN PING	40,000	40,000	Nil	0%
CHEN QIAO ZHEN	25,000	25,000	Nil	0%
CHEN WAN JIANG	15,000	15,000	Nil	0%
CHEN XIN	25,000	25,000	Nil	0%
CHEN YING	50,000	50,000	Nil	0%
CHEN ZHANG	12,500	12,500	Nil	0%
FENG MING	40,000	40,000	Nil	0%
FENG ZHENG	37,500	37,500	Nil	0%
GAO LIN	37,500	37,500	Nil	0%
GAO ZHAO LIANG	25,000	25,000	Nil	0%
HE XIN	37,500	37,500	Nil	0%
HONG JIAN SHENG	10,000	10,000	Nil	0%
HONG JING	10,000	10,000	Nil	0%
HUA DONG	10,000	10,000	Nil	0%

Name of Selling Stockholder and Position, Office or Material Relationship with The Medical Exchange	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
JI TING	10,000	10,000	Nil	0%
JIANG YU KUN	25,000	25,000	Nil	0%
JIN HUI	30,000	30,000	Nil	0%
LI HAO	50,000	50,000	Nil	0%
LI WEI DIAN	50,000	50,000	Nil	0%
LIU MIN ZHEN	37,500	37,500	Nil	0%
LIU JING	40,000	40,000	Nil	0%
LIU QUAN	40,000	40,000	Nil	0%
QU LI MIN	25,000	25,000	Nil	0%
SU WEN HU	10,000	10,000	Nil	0%
WANG DE XIANG	25,000	25,000	Nil	0%
WANG JUAN	50,000	50,000	Nil	0%
WANG LAN	12,500	12,500	Nil	0%
WANG LI GANG	40,000	40,000	Nil	0%
WANG XI LIN	30,000	30,000	Nil	0%
WU DIAN XIANG	25,000	25,000	Nil	0%
WU PEI LIN	5,000	5,000	Nil	0%
WU QUAN	25,000	25,000	Nil	0%
WU YANG	50,000	50,000	Nil	0%
WU YE RONG	37,500	37,500	Nil	0%
WU ZHEN HUA	30,000	30,000	Nil	0%
XU CHEN LIN	12,500	12,500	Nil	0%
XU HONG	40,000	40,000	Nil	0%
XU LI CAI	37,500	37,500	Nil	0%
XU XIN HUA	30,000	30,000	Nil	0%
XUE JIAN HUA	5,000	5,000	Nil	0%
XUE JIN JIN	5,000	5,000	Nil	0%
YAN XIAO XIN	15,000	15,000	Nil	0%
YAO LI DE	50,000	50,000	Nil	0%
YAO XI	10,000	10,000	Nil	0%
YAO YANG	37,500	37,500	Nil	0%
ZHANG MING	50,000	50,000	Nil	0%

Name of Selling Stockholder and Position, Office or Material Relationship with The Medical Exchange	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
ZHOU CE	30,000	30,000	Nil	0%
ZHOU GUO BIN	12,500	12,500	Nil	0%
ZHOU YI	40,000	40,000	Nil	0%
ZHOU ZHI GANG	15,000	15,000	Nil	0%
Total:	1,662,500	1,662,500

(1) Assumes all of the shares of common stock offered are sold. Based on 2,112,500 common shares issued and outstanding on November 30, 2004.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We sold an aggregate of 450,000 shares to Zhiying Zhao and Han Xiang Chen at $0.02 per share in February, 2004, which shares are not being registered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Nevada Agency & Trust Company (50 West Liberty Street, Suite 880, Reno, Nevada 89501 Telephone 775-322-0626).

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Zhao Zhiying	President, Secretary, Treasurer and Director	29	January 23, 2004
Chen Han Xiang	Vice-President and Director	62	January 26, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Zhiying Zhao, President, Secretary, Treasurer and Director

Ms. Zhiying Zhao serves as our President, Secretary, Treasurer and as one of our directors. From 1998 to 2000, Ms. Zhao was a visiting scholar of University of Georgia and Ohio State University. From 2000 to 2003, Ms. Zhao served as senior researcher in the University of Toronto and National Research Council of Canada. She holds an MSc. from the University of Toronto.

Ms. Zhao Zhiying spends approximately 20 hours per week providing services to our company, which represents approximately 30% of her working hours.

Chen Han Xiang, Vice-President and Director

Han Xiang Chen, Ph.D. serves as Vice-President, Research and as one of our directors. Dr. Chen served as a pharmaceutical researcher focusing on gene regulating drugs in Hebei Agriculture University, China, where he was part of the team that established cell-based, high throughput screening of small molecule modulators of specific transcription factors. He leads research efforts in the development of mammalian cell-based assays for gene transcription and the automation of these assays for selection of therapeutic targets and compounds. Dr. Chen holds a Ph.D. from Hebei Agriculture University, China, where he continues to conduct research for us.

Dr. Chen Han Xiang currently spends approximately 40 hours per week providing services to our company, which represents approximately 100% of his working hours.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Zhiying Zhao 110 Gymnasium Place Saskatoon, Saskatchewan Canada S7N 0W9	300,000	14.2%
Han Xiang Chen 48 Weiku Building Longton Road Beijing	150,000	7.1%
Maria Martins 11250 Bonson Rd. Pitt Meadows, BC V3Y 2V3	150,000	7.1%
Directors and Officers (as a group)	450,000	21.3%

(1) Based on 2,112,500 shares outstanding as of November 30, 2004.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 25,000,000 shares of common stock with a par value of $0.001. As at November 30, 2004 we had 2,112,500 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Amisano Hanson, in June, 2004 to audit our financial statements for the period ended June 30, 2004. There has been no change in the accountants and no disagreements with Amisano Hanson, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of THE MEDICAL EXCHANGE INC. included in this registration statement have been audited by Amisano Hanson, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 75 - 103 Cumberland Avenue, Saskatoon, Saskatchewan, Canada S7N 1V6. The offices are provided to us at no charge by Ms. Zhiying Zhao and are located in her residence. This operating facility functions as our main business administration facility. Dr. Chen conducts the majority of our research at Hebei Agriculture University. Dr. Chen is provided with use of these facilities by the

University free of charge. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the state of Nevada on January 23, 2004 and have commenced research operations.

Our Current Business

We are a company engaging in the research, develop and assembly of transcription factor library. Transcription factors are specific DNA sequences that turn genes function on or off by controlling gene expression, like coaches tell individual players when to scramble onto the field and when to stay on the bench. DNA (deoxyribonucleic acid) is present in all living cells and is responsible for determining the inherited characteristics of all living organism. Transcription factors in all higher organisms consist of two components: the first is a DNA binding domain that recognizes a specific DNA sequence and thereby directs the transcription factor to the proper chromosomal location; and the second is a functional domain that determines whether the gene is active or repressed. Transcription factors prompt particular genes to be active or stay quiet. We intend to engineer these transcription factors so that they can selectively bind to and regulate a target gene and so control gene expression and, as a result, cell function. We intend to improve these transcription factors to make them with more good function and less side effects so that we can sell or license the transcription factors which can be applied in the pharmaceutical industry, human therapeutics, DNA diagnostics and agricultural and industrial biotechnology.

We believe that the transcription factors are widely applicable to pharmaceutical discovery, human therapeutics, DNA diagnostics, plant agriculture and industrial biotechnology. We plan market and sell the transcription factors to business engaged in the pharmaceutical discovery, human therapeutics, DNA diagnostics, plant agriculture and industrial biotechnology.

For example, Plant A in the north has anti-freeze function naturally, Plant B which belong to same category of Plant A from south doesn't have anti-freeze function, so it can't grow in the north, but Plant B can generate big and sweet fruit, people want to grow them in the north, so use specific transcription factor might turn Plant B's anti-freeze gene on since they are in the same category. And we believe some specific transcription factor can also turn human's caducity gene off.

To date, we have been in the progress of generating several basis-leucine zipper transcription ("bZIP") factors. We have been developing and standardizing methods for the assembly of basis-leucine zipper capable of binding to a wide spectrum of DNA sequences. We have also linked basis-leucine zipper to functional domains to create basis-leucine zipper transcription factors and have found in cell-based models their ability to regulate commercially important genes.

We have acquired the following transcription factors at no cost from Mr. Chen Han Xiang, one of our founders and directors:

RNA: ribonucleic acid

TATA: a conserved A-T rich sequence which is contained in promoters of a gene

TAFs: TBP-associated factors

TBP: TATA box-binding protein

TFs: transcription factors

Name of Transcription Factor:	Composition:	Features:	Functions:
bZIPA	bZIPA consists of two sub-TFs in yeast and three in humans and drosophila (although two sub-TFs are derived from a precursor protein).	Both sub-TFs of bZIPA are extremely acidic.

The current wisdom is that bZIPA acts as an anti-repressor, stabilizing bZIPD binding by blocking repressors of transcription that inhibit binding of other transcription factors or that remove TBP from the DNA. Activation of transcription may be dependent on this bZIPA function.

bZIPB	Single sub-TF. To date, all bZIPB proteins are between 35 and 40 kilodaltons.	Binds directly to TBP, recruits Type II RNA polymerase, in part through an interaction with the small subunit of bZIPF. Several acidic activators can bind bZIPB in vitro.	Stabilizes TBP binding to TATA element. Required for association of RNA polymerase II to the initiation complex. May be a target for regulatory transcription factors.
bZIPD/TATA Binding Protein

bZIPD is a multi-component (>5 sub-TFs) transcription factor that recognizes and binds to the promoter DNA. bZIPD consists of a DNA binding sub-TF that recognizes the TATA element and is therefore designated TATA-binding protein (or TBP), as well as several TBP-associated factors (or TAFs).

TBP consists of a 180 amino acid domain that is sufficient for activity. This domain is made up of an imperfectly repeated sequence, and the repeats are reflected in the symmetry of the molecule The protein resembles a saddle, with the inner surface contacting DNA and the outer surface presumable making protein-protein contacts.

bZIPD binding is thought to be the first step in transcription initiation. Some of the TAFs also bind to initiator elements. TBP is also a component of the Type I RNA polymerase and Type III RNA polymerase transcription complexes.

bZIPE	Two sub-TFs. Probably a tetramer consisting of two molecules of each subunit.	bZIPE modulates the helicase and kinase activities of bZIPH and the two factors show species-specific interactions.	To be determined.
bZIPF	Two sub-TFs (yeast has a third non-essential protein associated).

bZIPF binds directly to RNA polymerase II (and was originally isolated as an RNA polymerase II associated protein). bZIPF is necessary for RNA polymerase II to stably associate with the bZIPF- bZIPB-promoter complex. There is a protein interaction between the small sub-FT and bZIPB in vitro and a genetic interaction between the large sub-FT and bZIPB.

Helps recruit Type II RNA polymerase to the initiation complex in collaboration with bZIPB. bZIPF is a component of the yeast holoenzyme and mediator complexes. Promotes transcription elongation, may remain associated with the elongating polymerase.

We presently have not commenced any efforts to market and sell any transcription factors to industry. We have not earned any revenues to date.

Marketing

Two of our directors, have developed many business contacts through their past and current employment in the biotech industry in the US, Canada and China and have developed an intimate understanding of business practices and customs. They intend on actively promoting interest in our transcription factors among their business contacts in the biotech industry. In addition, we intend to promote our transcription factors through traditional advertising and promotional media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail, internet banner advertising and internet webpage links, to effect maximum exposure and penetration in the textile products marketplace. We also anticipate joining some biotech conference to introduce our transcription factors and services to the biotech institutions.

Strategy

Our goal is for our transcription factor library to become a leading transcription factor library for biotech institutions by low price transcription factors. In order to achieve our goal, we intend to increase the number of biotech institutions using our transcription factors by

  Attending Biotech Trade Meetings, Promotional Events and Conferences: We intend to attend a number of events attended by biotech institutions in order to further expose our products. These events will include biotech trade meetings and promotional events which are attended by biotech institutions and related seminars and conferences.
  Developing Direct Marketing Programs to Attract Small to Medium Sized biotech institutions: In addition to marketing through biotech institutions groups and associations, we intend to market directly to smaller biotech institutions. Due to the extreme fragmentation of the biotech industry, we will seek to contact with biotech companies initially on Saskatoon area. Our marketing will include conducting seminars, and the use of online and traditional advertising media such as newspapers and trade publications.
  Promoting our Website Through Internet-Based and Traditional Media Advertising: We intend to use Internet-based and traditional media to promote our website directly to biotech institutions. We believe that by increasing our consumer base we will attract additional biotech institutions to use our TF library as a source for leads to biotech products improvement.

We intend to develop a network of qualified representatives who will use our TF library as a source for leads to biotech products improvement. Initially, we hope to include at least one professional in each special trade area. We will build our network through a direct marketing program and through word of mouth. To assure that our customers receive high quality products, we will implement a follow up program to seek feedback from all biotech institutions purchasing our TFs.

Gene Recognition Technology

We are currently using basic molecular biology techniques to clone and identify bZIP TFs from various organisms, including yeast, plant, and mammalian, and then characterize their function.

These basic molecular biology techniques, such as DNA and RNA extraction; Polymerase Chain Reaction (PCR), a method to make many copies of DNA; DNA hybridization and transfection; enzymatic assay; etc., are commonly used in biology research area and open to public. There is no license requirement for apply these techniques in our research.

We plan to develop a class of transcription factors called basic-leucine zipper transcription factors, or basis-leucine zipper transcription factors. Basis-leucine zipper transcription factors have two distinct domains: a basis-leucine zipper DNA recognition domain, consisting a basic DNA binding region and an adjacent leucine zipper dimerization region, which directs the transcription factor to the proper chromosomal location by recognizing a specific DNA sequence and a functional domain that regulates the activation or repression of the target gene. This two-domain structure of our engineered basis-leucine zipper transcription factors is modeled on the structure of naturally occurring transcription factors in virtually all higher organisms.

Consistent with this two-domain structure, we take a modular approach to the design of basis-leucine zipper transcription factors, each of which includes a DNA recognition domain and a functional domain. The recognition domain is composed of one or more basis-leucine zippers. Each basis-leucine zipper recognizes and binds to a particular DNA region. Multiple basis-leucine zipper can be linked together to recognize longer stretches of DNA thereby increasing their specificity. By modifying those portions of a basis-leucine zipper that interact with DNA, we believe we can create new basis-leucine zippers capable of recognizing DNA sequences in virtually any gene whose sequence is known.

The basis-leucine zipper DNA recognition domain is coupled to a functional domain, which causes the basis-leucine zipper transcription factor to control or regulate the gene in a desired manner. For instance, an activation domain can cause a target gene to be turned on. Alternatively, a repression domain can cause the gene to be turned off.

Similarly, a detection domain could be used to identify or detect the target DNA sequence in a DNA diagnostic test. It is also possible to link the basis-leucine zipper transcription factor with a molecular switch that permits a target gene to be temporarily activated or repressed. This conditional regulation of a gene allows the effects of gene expression to be controlled in a reversible fashion.

In order to regulate a target gene, the basis-leucine zipper transcription factor must be delivered to a target cell. We are evaluating this and other available delivery technologies for pharmaceutical discovery and other applications.

Our Planned Research and Development Activities

We plan to take the following research and development activities as part of our plan of operations:

-  we plan to generate further the bZIP TFs and test their DNA target binding affinity and specificity;

-  we plan to assemble TF libraries for the usage in pharmaceutical target discovery;

-   we plan to test the ability of engineered bZIP transcription factors in detecting single-base changes in clinically interesting gene targets;

- we plan to generate bZIP transcription factors for the regulation of target genes in multiple organism the following is our plan of next 12 months: develop more TFs, test and assure their functions and assemble library

Activity	Purpose
Analysis of expression patterns of known transcription factors genes, to assist phenotypic characterization

This action will result in the preparation of a transcription factor gene array, and the generation and analysis of transgenic organism, and the in situ RNA hybridisation analysis transcription factor genes.

Further generate the bZIPs from different organism through the identification of mutations at a large number of transcription factor loci, to analyse the phenotypic effects of these mutations and test their DNA target binding affinity and specificity.

Develop computational methods for predicting the interaction of bZIP transcription factors and their target genes, investigate the function of TFs in different cell or tissue.

Ectopic expression of selected bZIP transcription factor genes in mammalian or plant organisms, to gain insights into transcription factors function, their potential to manipulate important traits, their functional conservation, and their target genes.

We will prepare to develop 100 transcription factor constructs which will be used to transform mammalian and crop plants.
Analysis of interactions between transcription factors using a novel iterative two-hybrid screen

This action involves the preparation of a normalised (80% representation) full-size transcription factor ORF two-hybrid library in bait and prey vectors, and the analysis of all possible transcription factors combinations.

Implementation of a bioinformatics infrastructure and the development of "in silico" tools.

We will implant a Web accessible database with navigation tools adequate to the data generated by the consortium, and will also develop algorithms for the analysis of the expression data and for the study of interactions between transcription factors.

Assemble bZIP libraries for the usage in pharmaceutical target discovery.	Transcription factors represent valuable targets for therapeutic interference. The possibility of using transcription factors to regulate the angiogenic therapies is also being actively investigated.
Exam the ability of transcription factors to regulate mammalian genes in vivo, evaluate the promise and limitations of this approach in basic science and clinical settings

Our future operations will be focused on continuing research, development and assembly for our transcription factor library. In this regard, we intend to:

    Assemble transcription factor and to sell and license these to companies engaged broadly in pharmaceutical discovery, human therapeutics, DNA diagnostics, plant agriculture and industrial biotechnology;
    Apply transcription factors to the identification and validation of drug targets;
    Identify transcription factors that can help determine gene function, and regulate those genes
    Develop transcription factors as human therapeutics for the direct regulation of disease-related genes.

Multiple Usages of transcription factors

We believe that the unique features of basis-leucine zipper transcription factors will result in important technical advantages, as compared to alternative technologies like gene transplant, when applied to pharmaceutical discovery, human therapeutics, plant agriculture and industrial biotechnology:

  basis-leucine zipper transcription factors normally and naturally regulate gene expression in the cells of virtually all higher organisms;
  basis-leucine zipper transcription factors can be designed to recognize unique DNA sequences resulting in the ability to recognize a single gene within the entire genome;
  basis-leucine zipper transcription factors can activate or repress target genes, enhancing their versatility;
  basis-leucine zipper transcription factors can be used to regulate gene expression in multiple organisms including humans, animals, plants, microbes and viruses basis-leucine zipper transcription factors can themselves be "turned on" and "turned off" with molecular switches, allowing conditional and reversible regulation of a target gene.

We believe that the technical advantages of our basis-leucine zipper transcription factors will create leverage across multiple applications, products, markets as discussed below:

1)Pharmaceutical Discovery Research

  DISCOVERY OF NEW GENES AND TARGETS. Basis-leucine zipper transcription factors can be used to change patterns of gene expression in cells, to stimulate clinically interesting changes in these cells, and to determine the genes associated with these changes;
  VALIDATION OF GENE TARGETS. Basis-leucine zipper transcription factors can be used to target specific genes which is critical to researchers trying to confirm the function and validity of gene targets for drug development;
  TRANSGENIC ANIMAL MODELS. The conditional expression of basis-leucine zipper transcription factors permits the reversible expression of a target gene, a desirable feature in animal models;

  ASSAY DEVELOPMENT. The coordinate regulation of multiple gene targets may be an effective approach to the engineering of proprietary cell lines for the screening and selection of pharmaceutical product candidates from large chemical libraries;
  SINGLE NUCLEOTIDE POLYMORPHISMS DETECTION. The single-base specificity of basis-leucine zipper permits the detection of single nucleotide polymorphisms, which are single base pair differences in the DNA of different individuals, and the study of their relationship to disease and drug response, also known as pharmacogenomics.

2)Human Therapeutics

  HUMAN THERAPEUTICS. Regulation of disease-related genes may provide targeted basis-leucine zipper-Therapeutics for the potential treatment of a broad spectrum of diseases;
  MANUFACTURING OF PROTEIN PHARMACEUTICALS. We believe basis-leucine zipper-engineered human cell lines can be used for production of commercially relevant protein pharmaceuticals;

3)DNA Diagnostics

  SINGLE NUCLEOTIDE POLYMORPHISMS DETECTION. The single-base specificity of basis-leucine zipper permits the detection of single nucleotide polymorphisms , which we believe are likely to become increasingly important in clinical diagnosis to determine an individual's susceptibility to disease or probable response to drug therapy;
  AUTOMATION. Unlike conventional DNA detection technologies, basis-leucine zipper recognize double-stranded genomic DNA, which may permit a proprietary and automated approach to the development of DNA diagnostic assays.

4)Agricultural and Industrial Biotechnology

  AGRICULTURAL BIOTECHNOLOGY. Basis-leucine zipper transcription factors can be used to regulate gene expression in plants, potentially leading to applications in agricultural genomics, agrochemical discovery and the development of new crops with enhanced nutritional properties and enhanced pathogen resistance;
  INDUSTRIAL BIOTECHNOLOGY. Basis-leucine zipper transcription factors may be used to regulate gene expression in yeast, other microbial production organisms and plants which may permit the expanded use of engineered organisms for the manufacture of industrial chemicals.

Research and Development

To date, Dr. Chen have engineered several of basis-leucine zipper transcription factors and have tested their ability to bind to their target sequences and to function in cell-based models. In similar models, we have also found the ability of basis-leucine zipper transcription factors to regulate a limited number of commercially important genes.

We intend to develop our transcription factor library for application in pharmaceutical discovery, human therapeutics, DNA diagnostics, and agricultural and industrial biotechnology. To make TFs broadly used in these industries, and to fund internal research and development activities, we intend to pursue collaborations with selected pharmaceutical and biotechnology companies.

As at September 30, 2004 we have not spent any money on research and development. Because these work have been provided by Dr. Chen free of charge. Our projected research and development expenses will be around $20,000 in 2004, $30,000 in 2005, $30,000 in 2006 and $40,000 in 2007. Currently, we have two employees dedicated to research and development. Because of the specialized nature of the core technology, our two employees have Ph.D. and Master degrees. We believe that new and timely development of products and technologies are important to our competitive position in the market and intend to continue to invest in research and development activities.

Competition

The biotechnology and gene regulation industry is characterized by intense competition. Our competitors include major pharmaceutical, medical products, chemical and specialized biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours. In addition, many biotechnology companies have formed collaborations with large, established companies to support research, development of products that may be competitive with ours. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities. There can be no assurance that developments by others will not render our products obsolete or noncompetitive, that we will be able to keep pace with new product developments or that our product will be able to supplant established products and methodologies in the therapeutic areas that are targeted by us. The foregoing factors could have a material adverse affect on our business, financial condition and results of operations.

Our competition will be determined in part by the potential indications for which our product is developed. In addition, the first product to reach the market in a therapeutic or preventive area is often at a significant competitive advantage relative to later entrants to the market. Accordingly, the relative speed with which we, or our potential corporate partners, can develop products, complete the plant or animal trials and supply the products to the market are expected to be important competitive factors. Our competitive position will also depend on our ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, develop and implement production and marketing plans, obtain and maintain patent protection and secure adequate capital resources. We expect our products to compete primarily on the basis of product efficacy, safety, patient convenience, reliability and value.

Employees

Our President Ms. Zhiying Zhao, and our Vice President Dr. Han Xiang Chen, are the only employees of the company. They handle all of the responsibilities in the area of corporate administration, business development and research.

Government Regulations and Supervision

We are subject to the laws and regulations of those jurisdictions in which we plan to sell or license our transcript factors that are generally applicable to operation of business, such as business license requirements, income taxes and payroll taxes. In general, sale or license or transcripts factors in US, Canada and China are not subject to special regulatory and/or supervisory requirements in those jurisdictions.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited and unaudited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement.

Our audited and unaudited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

To date, Dr. Chen have engineered several of bZIP transcription factors and have tested their ability to bind to their target sequences and to function in cell-based models. In similar models, Dr. Chen have also found the ability of bZIP transcription factors to regulate a limited number of commercially important genes.

We intend to develop our transcription factor library for application in pharmaceutical discovery, human therapeutics, DNA diagnostics, and agricultural and industrial biotechnology. To make our transcription factor broadly used in life science industries, and to fund internal research and development activities, we will continue to pursue collaborations with selected pharmaceutical and biotechnology companies. As a result, our plan of operation requires us to:

    further generate the bZIP TFs and test their DNA target binding affinity and specificity assemble bZIP TF libraries for the usage in pharmaceutical target discovery test the ability of engineered bZIP TFs in detecting single-base changes in clinically interesting gene targets generate bZIP transcription factors for the regulation of target genes in multiple organism

Cash Requirements

Presently, we do not have any revenues. Further, our cash and working capital is not sufficient to enable us to carry out our operations for the next 12 months without additional financing. There is no assurance that we will obtain any additional financing. We project that we will require additional funding to expand our current research efforts.

There is some doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the successful development of our transcription factor library, and finally, maintaining a break even or profitable level of operations.

We have incurred operating losses since inception, and this is likely to continue into the year ended June 30, 2005. Management projects that we may require an additional $39,000 to $59,000 to fund our ongoing operating expenditures, working capital requirements for the twelve month period ending September 30, 2005, broken down as follows:

Estimated Funding Required During the Twelve Month Period Ending September 30, 2005
Operating expenditures
Marketing	$4,000 - $7,000
General and Administrative	$6,000 - $12,000
Research and Development costs	$20,000 - $25,000
Working capital	$9,000 - $15,000
Total	$39,000 - $59,000

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the period ended September 30, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our transcription factors, the continuing successful development of our products, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements, which we anticipate will consist of further private placements of an equity securities or shareholder loans. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Purchase or Sale of Equipment

We do intend to acquire or dispose of any equipment in the next twelve month period.

Personnel

As of November 30, 2004, our employees include our president and vice-president. They handle all of the responsibilities in the area of corporate administration, business development and research. In addition, these individuals provide us with capital raising services. We have no other employees. In the twelve months ending September 30, 2005, we do not plan to raise our total number of permanent employees.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangement with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on our company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS

No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on our company's financial position and results of operations as our company has no stock-based employee compensation. Our company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Our company adopted SFAS No. 146 on January 23, 2004. The effect of adoption of this standard does not currently have an impact on our company's results of operations and financial position.

FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of our company and therefore a description of each and their respective impact on our company's operations have not been disclosed.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On February 23, 2004, we issued 300,000 shares of our common stock at $0.02 per share to Zhiying Zhao, our President, Secretary, Treasurer and Director, in a private placement transaction.

On February 23, 2004, we issued 150,000 shares of our common stock at $0.02 per share to Han Xiang Chen, our Vice-President and Director, in a private placement transaction.

On February 23, 2004, we issued 150,000 shares of our common stock at $0.02 per share to Maria Martins in a private placement transaction.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

The promoters of our company are our President, Secretary, Treasurer and one of our Directors, Zhiying Zhao, and our Vice-President and Director, Han Xiang Chen.

None of our directors and officers have received compensation for their time, effort and attention that they give to the affairs of our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 21,125 shares as of the date of this prospectus; or

(2) the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 600,000 of the shares that may be sold pursuant to Rule 144 after February 23, 2005. Accordingly, Rule 144 applies to the 2,112,500 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 1,662,500 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliates of our company own 600,000 shares. There are currently 55 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company on January 23, 2004. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (January 23, 2004) to June 30, 2004. The following table shows the compensation received by our president for the period from inception (January 23, 2004) to June 30, 2004.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Zhiying Zhao President, Treasurer and Director	period ended June 30, 2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Han Xiang Chen Vice President and Director	period ended June 30, 2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

Stock Options and Stock Appreciation Rights

From the date of inception (January 23, 2004) to the date of this prospectus, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period ended September 30, 2004.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to THE MEDICAL EXCHANGE INC. are filed as part of this registration statement:

- Audited financial statements for the period from January 23, 2004 (Date of Inception) to June 30, 2004

- Unaudited financial statements for the period ending September 30, 2004.

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

June 30, 2004

(Stated in US Dollars)

Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

The Medical Exchange Inc.

We have audited the accompanying balance sheet of The Medical Exchange Inc. (A Development Stage Company) as of June 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period January 23, 2004 (Date of Incorporation) to June 30, 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of The Medical Exchange Inc. as of June 30, 2004 and the results of its operations and its cash flows for the period from January 23, 2004 (Date of Incorporation) to June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
August 10, 2004	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

BALANCE SHEET

June 30, 2004

(Stated in US Dollars)

ASSETS
Current
Cash and cash equivalents	$ 38,253

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 1,800
Due to related party - Note 3	1,250

3,050

STOCKHOLDERS' EQUITY
Capital stock
Authorized:
25,000,000 common shares, par value $0.001 per share
Issued and outstanding:
2,112,500 common shares	2,113
Additional paid-in capital	40,137
Deficit accumulated during the development stage	(7,047)

35,203

$38,253

Nature and Continuance of Operations - Note 1

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period from January 23, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

Expenses
Accounting and audit fees	$ 1,800
Bank charges and interest	22
Foreign exchange	154
Legal fees	1,878
Registration and filing fees	698
Website design and maintenance	2,495

Net loss for the period	$(7,047)

Basic and diluted loss per share	$(0.00)

Weighted average number of shares outstanding	1,703,203

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period from January 23, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	stage	Total
Capital stock issued for cash
- at $0.02	2,112,500	$ 2,113	$ 40,137	$ -	$ 42,250
Net loss for the period	-	-	-	(7,047)	(7,047)

Balance, June 30, 2004	2,112,500	$ 2,113	$ 40,137	$(7,047)	$ 35,203

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period from January 23, 2004 (Date of Incorporation) to June 30, 2004

(Stated in US Dollars)

Cash flows from Operating Activities
Net loss for the period	$(7,047)
Adjustments to reconcile net loss to net cash used by operating activities
Increase in accounts payable and accrued liabilities	1,800

Net cash used in operating activities	(5,247)

Cash flows from Financing Activities
Issuance of common shares	42,250
Increase in due to related party	1,250

43,500

Increase in cash during the period	38,253

Cash, beginning of period	-

Cash and cash equivalents, end of period	$ 38,253

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -

Income taxes	$ -

Cash and cash equivalents consist of:
Cash	$ 32,253
Term deposits	6,000

$ 38,253

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2004

(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

a) Organization

The Company was incorporated in the State of Nevada, United States of America on January 23, 2004.

b) Development Stage Activities

The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations. The Company is engaged in the research and commercialisation of an exclusive gene recognition technology to develop transcription factors for the regulation of gene expression.

c) Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $7,047 for the period from January 23, 2004 (Date of Incorporation) to June 30, 2004, and has no revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development stage of its gene recognition technology. Management has plans to seek additional capital through a private placement of its common stock or a director's loan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 2 Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

Note 2 Significant Accounting Policies - (cont'd)

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b) Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards ("SFAS") No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

c) Income Taxes

The Company has adopted the SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109, requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

d) Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

e) Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and cash equivalents and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Due to related party also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 2 Significant Accounting Policies - (cont'd)

f) Foreign Currency Translation

The Company's functional currency is Canadian dollars as substantially all of the Company's operations are in Canada. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of difference exchange rates from period to period are included in the Comprehensive Income account in Stockholders' Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in the Statement of Operations.
    Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments that are readily convertible to cash and have maturities of three months or less when purchased.

h) Website Costs

The Company recognizes the costs incurred in the development of the Company's website in accordance with EITF 00-2 "Accounting for Website Development Costs" and, with the provisions of AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Accordingly, direct costs incurred during the application stage of development are capitalized and amortized over the estimated useful life. Fees incurred for web site hosting are expensed over the period of the benefit. Costs of operating a web site are expensed as incurred.

i) New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3 Due to Related Party

The amount due to related party, a director of the Company, is unsecured, non-interest bearing and has no specific terms for repayment.

Note 4 Common Stock

The Company's authorized common stock consists of 25,000,000 shares with a par value of $0.001 per share.

On February 23, 2004, the Company issued 2,112,500 shares of common stock at $0.02 per share for $42,250.

Note 5 Deferred Tax Assets

The following table summarizes the significant components of the Company's deferred tax assets:

Total
Deferred Tax Assets
Non-capital loss carryforward	$ 1,057
Valuation allowance for deferred tax asset	(1,057)

$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

At June 30, 2004, the Company has accumulated non-capital losses totaling $7,047, which are available to reduce taxable income in future taxation years. These losses expire beginning in the year ended June 30, 2024.

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

September 30, 2004

(Stated in US Dollars)

(Unaudited)

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

INTERIM BALANCE SHEETS

September 30, 2004 and June 30, 2004

(Stated in US Dollars)

(Unaudited)

	September 30,	June 30,
ASSETS	2004	2004

Current
Cash	$ 25,106	$ 38,253

LIABILITIES

Current
Accounts payable and accrued liabilities	$ 4,835	$ 1,800
Due to related party	1,250	1,250

	6,085	3,050

STOCKHOLDERS' EQUITY

Capital stock
Authorized:
25,000,000 common shares, par value $0.001 per share
Issued and outstanding:
2,112,500 common shares (June 30, 2004: 2,112,500)	2,113	2,113
Additional paid-in capital	40,137	40,137
Deficit accumulated during the development stage	(23,229)	(7,047)

	19,021	35,203

	$ 25,106	$ 38,253

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

INTERIM STATEMENTS OF OPERATIONS

for the three months ended September 30, 2004 and

for the period from January 23, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

		January 23, 2004
	Three months	(Date of
	ended	Incorporation) to
	September 30,	September 30,
	2004	2004

Expenses
Accounting and audit fees	$ 1,663	$ 3,463
Bank charges and interest	51	73
Foreign exchange	-	154
Legal fees	14,468	16,346
Registration and filing fees	-	698
Website design and maintenance		2,495

Net loss for the period	$ (16,182)	$ (23,229)

Basic and diluted loss per share	$ (0.01)

Weighted average number of shares outstanding	2,112,500

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

for the period from January 23, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	stage	Total
Capital stock issued for cash
- at $0.02	2,112,500	$ 2,113	$ 40,137	$ -	$ 42,250
Net loss for the period	-	-	-	(7,047)	(7,047)

Balance, June 30, 2004	2,112,500	2,113	40,137	(7,047)	35,203

Net loss for the period	-	-	-	(16,182)	(16,182)

Balance, September 30, 2004	2,112,500	$ 2,113	$ 40,137	$ (23,229)	$ 19,021

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

for the three months ended September 30, 2004 and

for the period from January 23, 2004 (Date of Incorporation) to September 30, 2004

(Stated in US Dollars)

(Unaudited)

		January 23, 2004
	Three months	(Date of
	ended	Incorporation) to
	September 30,	September 30,
	2004	2004

Cash flows from Operating Activities
Net loss for the period	$ (16,182)	$ (23,229)
Adjustments to reconcile net loss to net cash used by operating activities
Increase in accounts payable and accrued liabilities	3,035	4,835

Net cash used in operating activities	(13,147)	(18,394)

Cash flows from Financing Activities
Issuance of common shares	-	42,250
Increase in due to related party	-	1,250

	-	43,500

Increase (decrease) in cash during the period	(13,147)	25,106

Cash, beginning of period	38,253	-

Cash, end of period	$ 25,106	$ 25,106

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -	$ -

Income taxes	$ -	$ -

SEE ACCOMPANYING NOTES

THE MEDICAL EXCHANGE INC.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

September 30, 2004

(Stated in US Dollars)

(Unaudited)

Note 1 Interim Financial Statements

While the information presented in the accompanying three months to September 30, 2004 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company's June 30, 2004 financial statements.

Operating results for the quarter ended September 30, 2004 are not necessarily indicative of the results that can be expected for the year ending June 30, 2005.

Note 2 Continuance of Operations

The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The Company has accumulated losses of $23,229 since its commencement and has yet to achieve profitable operations. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when the come due. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by THE MEDICAL EXCHANGE INC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$4.21
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$15,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$23,004.21

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

We have issued 2,112,500 common shares to the following 55 subscribers at an offering price of $0.02 per share for gross offering proceeds of $42,250 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by THE MEDICAL EXCHANGE INC. any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Name of Stockholder	Number of Common Shares Subscribed
ZHAO ZHIYING	300,000
CHEN HAN XIANG	150,000
MARTINS, MARIA	150,000
BA MING	50,000
CHEN MIN	50,000
CHEN PING	40,000
CHEN QIAO ZHEN	25,000
CHEN WAN JIANG	15,000
CHEN XIN	25,000
CHEN YING	50,000
CHEN ZHANG	12,500
FENG MING	40,000
FENG ZHENG	37,500
GAO LIN	37,500
GAO ZHAO LIANG	25,000
HE XIN	37,500
HONG JIAN SHENG	10,000
HONG JING	10,000
HUA DONG	10,000
JI TING	10,000
JIANG YU KUN	25,000
JIN HUI	30,000
LI HAO	50,000
LI WEI DIAN	50,000
LIU MIN ZHEN	37,500
LIU JING	40,000
LIU QUAN	40,000
QU LI MIN	25,000
SU WEN HU	10,000
WANG DE XIANG	25,000
WANG JUAN	50,000
WANG LAN	12,500
WANG LI GANG	40,000
WANG XI LIN	30,000
WU DIAN XIANG	25,000
WU PEI LIN	5,000
WU QUAN	25,000
WU YANG	50,000
WU YE RONG	37,500
WU ZHEN HUA	30,000
XU CHEN LIN	12,500
XU HONG	40,000
XU LI CAI	37,500
XU XIN HUA	30,000
XUE JIAN HUA	5,000

Name of Stockholder	Number of Common Shares Subscribed
XUE JIN JIN	5,000
YAN XIAO XIN	15,000
YAO LI DE	50,000
YAO XI	10,000
YAO YANG	37,500
ZHANG MING	50,000
ZHOU CE	30,000
ZHOU GUO BIN	12,500
ZHOU YI	40,000
ZHOU ZHI GANG	15,000

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen ordinary share certificate
5.1	Opinion of Fraser and Company regarding the legality of the securities being registered.
10.1	Form of Subscription Agreement between THE MEDICAL EXCHANGE INC. and each of the following persons:
	Name	Amount of Common Shares Purchased
	ZHAO ZHIYING	300,000
	CHEN HAN XIANG	150,000
	MARTINS, MARIA	150,000
	BA MING	50,000
	CHEN MIN	50,000
	CHEN PING	40,000
	CHEN QIAO ZHEN	25,000
	CHEN WAN JIANG	15,000
	CHEN XIN	25,000
	CHEN YING	50,000
	CHEN ZHANG	12,500
	FENG MING	40,000
	FENG ZHENG	37,500
	GAO LIN	37,500
	GAO ZHAO LIANG	25,000
	HE XIN	37,500
	HONG JIAN SHENG	10,000
	HONG JING	10,000
	HUA DONG	10,000
	JI TING	10,000
	JIANG YU KUN	25,000
	JIN HUI	30,000
	LI HAO	50,000
	LI WEI DIAN	50,000
	LIU MIN ZHEN	37,500

	LIU JING	40,000
	LIU QUAN	40,000
	QU LI MIN	25,000
	SU WEN HU	10,000
	WANG DE XIANG	25,000
	WANG JUAN	50,000
	WANG LAN	12,500
	WANG LI GANG	40,000
	WANG XI LIN	30,000
	WU DIAN XIANG	25,000
	WU PEI LIN	5,000
	WU QUAN	25,000
	WU YANG	50,000
	WU YE RONG	37,500
	WU ZHEN HUA	30,000
	XU CHEN LIN	12,500
	XU HONG	40,000
	XU LI CAI	37,500
	XU XIN HUA	30,000
	XUE JIAN HUA	5,000
	XUE JIN JIN	5,000
	YAN XIAO XIN	15,000
	YAO LI DE	50,000
	YAO XI	10,000
	YAO YANG	37,500
	ZHANG MING	50,000
	ZHOU CE	30,000
	ZHOU GUO BIN	12,500
	ZHOU YI	40,000
	ZHOU ZHI GANG	15,000

23.1	Consent of Amisano Hanson

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on December 1, 2004.

THE MEDICAL EXCHANGE INC.

/s/ Zhiying Zhao
By: Zhiying Zhao, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: December 1, 2004

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Zhiying Zhao as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Zhiying Zhao
By: Zhiying Zhao, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: December 1, 2004

/s/ Chen Han Xiang
By: Chen Han Xiang, Vice-President and Director
Dated: December 1, 2004